Exhibit 10.22

FIRST AMENDMENT TO LICENSE AGREEMENT

This First Amendment (the "First Amendment") is made effective as of January 25, 2016 (the "First Amendment Effective Date"), to amend the License Agreement entered into by and between The Wistar Institute of Anatomy and Biology ("Wistar") and OncoCyte Corporation ("OncoCyte"), dated January 22,2016 (the "License Agreement").

PURPOSE OF AMENDMENT

The sole purpose of this First Amendment is to correct the numbering found within Section 1.24 of the License Agreement. Section 1.24 shall be deleted in its entirety and replaced with the following:

1.24        "Licensed Product(s)" means:

(i)         on a country-by-country basis, any product, the making, using, selling, offering for sale, or importing of which product in the country in question would (without the license granted under this Agreement) infringe at least one pending Valid Claim (were it to have issued) or issued Valid Claim of the Licensed Patents in that country;

(ii)        on a country-by-country basis, any service, process or method, the performing or providing of which process or method in the country in question would (without the license granted under the Agreement) infringe at least one pending Valid Claim (were it to have issued) or issued Valid Claim of the Licensed Patents in that country; and

(iii)       any product or process that is not covered by the foregoing clauses (i) or (ii), but that incorporates or is made, identified, developed, optimized, characterized, selected, derived or determined to have utility, in whole or in part, by the use or modification of (a) any Licensed Patent or any technology or invention covered thereby, (b) any Technical Information or (d) any Licensed Product covered by the foregoing clauses (i) or (ii).

This First Amendment shall be binding upon both parties as of the First Amendment Effective Date.

All capitalized terms not expressly defined herein shall have the same meanings assigned to them in the License Agreement. Except as expressly amended or modified herein, all other terms and conditions of the License Agreement remain in full force and effect.

This First Amendment shall be construed by and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to its principles of conflicts of law.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized representatives as of the First Amendment Effective Date.

THE WISTAR INSTITUTE OF ANATOMY AND BIOLOGY		ONCOCYTE CORPORATION

By:	/s/ Heather Steinman	By:	/s/ William Annett
Name:	Heather Steinman	Name:	WILLIAM ANNETT
Title:	Vice President for Business Development & Executive Director, Technology Transfer	Title:	C E O
	The Wistar Institute	Date:	JANUARY 25, 2016
Date:	January 25, 2016